PANOLAM INDUSTRIES INTERNATIONAL, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

This THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”) is dated as of March 30, 2007 and entered into by and among Panolam Industries International, Inc., a Delaware corporation, as successor by merger to PIH Acquisition Co. (“Company”), Panolam Holdings II Co., a Delaware corporation (“Holdings”), Credit Suisse, Cayman Islands Branch, as administrative agent for Lenders (“Administrative Agent”), and, solely for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of September 30, 2005 by and among Company, Holdings, Lenders, Jefferies & Company, Inc., as syndication agent for Lenders and Administrative Agent, as amended by that certain First Amendment to Credit Agreement and Waiver dated February 27, 2006, as further amended by that certain Second Amendment to Credit Agreement dated March 1, 2006  (as so amended, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS Company and Requisite Lenders desire to amend the Credit Agreement as follows;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                                                  AMENDMENTS TO THE CREDIT AGREEMENT

A.            Subsection 6.1(iii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

                “(iii)        Year-End Financials:  (a) (I) as soon as available and in any event within 120 days after the end of Fiscal Year 2005, within 180 days after the end of Fiscal Year 2006 and within 90 days after the end of each other Fiscal Year thereafter, the unaudited consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by a Financial Officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, provided that the deliveries under this clause (I) shall not be required if the deliveries in clause (II) are made within 90 days after the end of the relevant Fiscal Year, and (II) as soon as available and in any event within 180 days after the end of Fiscal Year 2006 and 120 days after the end of each other Fiscal Year thereafter, or such earlier date as may be required by the Securities Exchange Commission or any other Government Authority, the audited consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by a Financial Officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (b) as soon as available and in any event within 180 days after the end of Fiscal Year 2006 and 120 days after the end of each other Fiscal Year thereafter, or such earlier date as may be required by the Securities Exchange Commission or any other Government Authority, in the case of such audited consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall not be subject to any “going concern” or like qualification or exception, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;”.

B.            Subsection 6.1(iv) of the Credit Agreement is hereby amended by deleting the reference to clause “(iii)” in the first phrase thereof and substituting a reference to clause “(iii)(a)(II)” therefor.

C.            Subsection 6.1(vi) of the Credit Agreement is hereby amended by deleting the reference to clause “(iii)” in the first phrase thereof and substituting a reference to clause “(iii)(a)(II)” therefor.

Section 2.                                          LIMITED WAIVER

The undersigned Lenders, constituting Requisite Lenders under the Credit Agreement, hereby waive the delivery of (a) quarterly consolidated financial statements of the Company and its Subsidiaries for the first Fiscal Quarter of Fiscal Year 2007 pursuant to subsection 6.1(ii) of the Credit Agreement within 45 days after the end of such Fiscal Quarter, and the certificates and documents required to be delivered in connection therewith pursuant to subsection 6.1(iv) of the Credit Agreement, and (b) annual consolidated financial statements of the Company and its Subsidiaries for Fiscal Year 2006 pursuant to subsection 6.1(iii) of the Credit Agreement within 90 days after the end of such Fiscal Year, and the certificates and documents, including auditor’s reports, required to be delivered in connection therewith pursuant to subsections 6.1(iv) and 6.1(vi) of the Credit Agreement; provided that Company shall deliver all such quarterly and annual consolidated financial statements referred to in this paragraph and the related certificates and other documents otherwise required to have been delivered pursuant to subsections 6.1(ii), 6.1(iii), 6.1(iv) and 6.1(vi) of the Credit Agreement, as applicable, no later than June 30, 2007.

Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to noncompliance by Company with the provisions of subsections 6.1(ii), 6.1(iii), 6.1(iv) and 6.1(vi) of the Credit Agreement with respect to the timing of delivery of financial statements for Fiscal Year 2006 and the first Fiscal Quarter of Fiscal Year 2007 in the manner and to the extent described above, and nothing in this Limited Waiver shall be deemed to (a) constitute a waiver of compliance by Company with respect to (i) any such subsection of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Limited Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.  Except as expressly set forth in this Limited Waiver, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3.                                          CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

A.    On or before the Third Amendment Effective Date, Company shall deliver to Administrative Agent copies of this Amendment, executed by Company and each Credit Support Party.

B.    On or before the Third Amendment Effective Date, Administrative Agent and Requisite Lenders shall have executed copies of this Amendment.

C.    On or before the Third Amendment Effective Date, Company shall have paid to Administrative Agent or its counsel, as applicable, all costs, fees and expenses of the type described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent or its counsel with respect to this Amendment and the documents and transactions contemplated hereby.

Section 4.                                          COMPANY’S AND HOLDINGS’ REPRESENTATIONS AND WARRANTIES

In order to induce Requisite Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and Holdings represent and warrant to each Lender executing this Amendment the following:

A.    Corporate Power and Authority.  Company and Holdings have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.    Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and Holdings.

C.    No Conflict.  The execution and delivery by Company and Holdings of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any other Loan Party, the Organizational Documents of Company or any other Loan Party or any order, judgment or decree of any court or other agency of government binding on Company or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any other Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any other Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any other Loan Party, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

D.    Governmental Consents.  The execution and delivery by Company and Holdings and the performance by Company and Holdings of the Amended Agreement do not and will not require any Governmental Authorization, except to the extent the failure to obtain such authorization could not reasonably be expected to have a Material Adverse Effect.

E.     Binding Obligation.  This Amendment has been duly executed and delivered by Company and Holdings and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company and Holdings, enforceable against Company and Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.     Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of each such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.    Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default, except as shall be waived hereby.

Section 5.                                          ACKNOWLEDGEMENT AND CONSENT

Holdings, each Guarantor (as defined in the Guaranties) and each Grantor (as defined in the Security Agreement) (such Guarantors and Grantors together with Holdings, the “Credit Support Parties”) each hereby acknowledges and agrees that the Guaranties and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6.                                          MISCELLANEOUS

A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby as of such date.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.    Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E.     Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment (other than (i) the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof, and (ii) the provisions of Section 5 hereof, which shall become effective upon execution of a counterpart hereof by each of the Credit Support Parties) shall become effective upon the execution of a counterpart hereof by Company, Holdings and the Requisite Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

By:	/s/Vincent S. Miceli
Name:	Vincent S. Miceli
Title:	Chief Financial Officer

PANOLAM HOLDINGS II CO.

By:	/s/ Vincent S. Miceli
By:	Vincent S. Miceli
Title:	Chief Financial Officer

For purposes of Section 5 only, as a Credit Support Party:

PANOLAM INDUSTRIES, INC.
PIONEER PLASTICS CORPORATION
NEVAMAR HOLDING CORP.
NEVAMAR HOLDCO, LLC
NEVAMAR COMPANY, LLC

By:	/s/ Vincent S. Miceli
Name:	Vincent S. Miceli
Title:	Chief Financial Officer

CREDIT SUISSE, Cayman Islands Branch, as Administrative Agent

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Associate

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